Exhibit 99.1

News Release

Riggs National Corporation 800 17th Street, NW Washington, DC 20074-0114

FOR IMMEDIATE RELEASE	Contacts: Mark Hendrix (Media Relations) (202) 835-5162 Steve Tamburo (Investor Relations) (202) 835-4478

RIGGS REPORTS 2003 SECOND QUARTER EARNINGS,
OCC CONSENT ORDER

WASHINGTON, D.C., July 16, 2003 — Riggs National Corporation (NASDAQ: RIGS) today reported results for the second quarter of 2003, reflecting net income of $1.8 million, or $.06 per diluted share, compared with net income of $4.0 million, or $0.14 per diluted share, for the second quarter of 2002.

For the first half of 2003, Riggs had net income of $7.7 million, or $.27 per diluted share, compared with net income of $5.4 million, or $0.19 per diluted share, for the first half of 2002.

Separately, Riggs entered into a consent order with the Office of the Comptroller of the Currency (OCC) to strengthen its compliance with the Bank Secrecy Act (BSA). No determination has been made whether to impose civil money penalties. Prior to the OCC completing its BSA review, Riggs had already begun to invest significant resources into implementing comprehensive BSA and other regulatory compliance programs that are consistent with the banking industry’s best practices and designed for the current global environment. The programs include enhancements to training, internal controls, reporting and monitoring. Riggs also has hired David Caruso as Executive Vice President, a nationally recognized BSA expert, to lead its compliance and BSA initiatives.

Net Interest Income

Net interest income for the second quarter of 2003 was $45.7 million compared to $48.7 million for the same quarter in 2002.

Net interest income for the six months ended June 30, 2003 was $93.9 million compared to $96.0 million for the prior comparable period in 2002, primarily due to the declining interest rate environment. After provisions for loan losses, net interest income was $92.2 million for the six months ended June 30, 2003, compared to $97.6 million for the prior comparable period in 2002.

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Page Two — Riggs Second Quarter 2003 Earnings

Non-interest Income

Non-interest income for the second quarter of 2003 totaled $30.1 million, an increase of $7.0 million from the $23.0 million in the second quarter of 2002, the difference being primarily attributable to securities gains. Pre-tax securities gains during the second quarter of 2003 were $6.5 million, compared with $1.1 million in the second quarter of 2002. Venture capital losses during the second quarter of 2003 were $436 thousand compared with $3.7 million in the second quarter of 2002.

Non-interest income for the six months ended June 30, 2003 totaled $56.2 million compared to $41.6 million for the prior comparable period in 2002. Pre-tax securities gains during the first six months of 2003 were $11.1 million, compared with $1.4 million in the first six months of 2002. Venture capital losses during the first six months of 2003 were $2.7 million, compared with $10.6 million in the comparable period in 2002.

The Multi-Employer Property Trust (MEPT) Unit’s second quarter 2003 income decreased by $1.6 million from the year-ago quarter and by $3.1 million for the six months ended June 30, 2003 due to the previously reported renegotiation of an agreement with the real estate advisor to the MEPT.

Non-interest Expense

Non-interest expense for the 2003 second quarter was $65.5 million, compared to $59.9 million in the year-ago quarter. Riggs’ second quarter 2003 expenses included a $3.8 million write-down of a property held for sale in London, which was due to the decline of real estate values in that city. In addition, the quarter was impacted by costs associated with Riggs’ comprehensive BSA audit and compliance effort, which will continue in the near term, as well as the Bank’s Enhancing Performance and Service initiative.

Non-interest expense for the six months ended June 30, 2003 totaled $124.4 million, compared to $116.6 million for the prior comparable period in 2002.

Capital Position

Riggs continues to maintain a strong regulatory capital position well in excess of minimum requirements. The Company’s total and leverage capital ratios were 18.85% and 7.82% respectively, at June 30, 2003, compared to regulatory minimums of 8.0% and 4.0%.

Non-performing Assets

Non-performing assets continued to be maintained at low levels. Non-performing assets were $4.5 million at June 30, 2003, compared to $2.2 million at June 30, 2002. Total reserve for loan losses at June 30, 2003 was $26.4 million and the ratio of loan loss reserve to total loans was .88%.

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Page Three — Riggs Second Quarter 2003 Earnings

Dividend

Separately, the Board of Directors of Riggs National Corporation declared a dividend of $0.05 per share on its Common Stock. The dividend is payable on August 1, 2003 to shareholders of record on July 28, 2003.

* * *

Riggs National Corporation, the largest bank holding company headquartered in the nation’s capital, has 48 branches in the Washington, D.C. metropolitan area, as well as locations in Miami, London, Channel Islands and Berlin. As the leading banking institution in the nation’s capital, Riggs commands the largest market share serving one of the most affluent areas of the country, with specialized banking and financial management products and services for individuals, nonprofit organizations, and businesses. Riggs is also the dominant financial institution serving embassies, both in the United States and abroad. More information on the Company can be found at the Company’s website www.riggsbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated cost savings and losses, gains resulting from the repurchase of trust preferred securities, efficiency gains, performance and customer service enhancements, and other effects of the initiatives described above. A variety of factors could cause the Company’s results and experiences to differ materially from those expressed or implied by the forward-looking statements, including the Company’s success in executing these strategies, and its business generally. Additional factors that could affect the Company’s future earnings, operations, performance, development, growth and projections, include, but are not limited to, the weakening of the economy, changes in credit quality or interest rates, the impact of competitive products, services and pricing, customer business requirements, the results of regulatory and governmental reviews and actions, Congressional legislation and action, the timing of technology enhancements for products and operating systems, volatility of the venture capital portfolios, the collectability of loans and similar matters. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this earnings release.

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Page Four — Riggs Second Quarter 2003 Earnings

RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

EARNINGS:
Interest Income	$61,320	$64,917	$125,573	$129,338
Interest Expense	15,604	16,204	31,657	33,383

Net Interest Income	45,716	48,713	93,916	95,955
Provision for Loan Losses	815	—	1,741	(1,668)

Net Interest Income After Provision for Loan Losses	44,901	48,713	92,175	97,623
Noninterest Income Excluding Securities Gains, Net	23,578	21,914	45,080	40,155
Securities Gains, Net	6,507	1,135	11,134	1,422

Total Noninterest Income	30,085	23,049	56,214	41,577
Total Noninterest Expense	65,484	59,865	124,430	116,647

Income Before Taxes and Minority Interest	9,502	11,897	23,959	22,553
Applicable Income Tax Expense	4,189	3,821	9,186	8,136
Minority Interest, Net of Taxes	3,544	4,074	7,075	8,990

Net Income	$1,769	$4,002	$7,698	$5,427

Basic Earnings Per Share	$.06	$.14	$.27	$.19
Diluted Earnings Per Share	.06	.14	.27	.19

AVERAGES:
Total Assets	$6,487,092	$5,681,261	$6,630,700	$5,814,604
Total Earning Assets *	5,861,147	5,113,429	6,014,438	5,237,569
Total Loans, Net of Premium, Discount & Fees	3,025,493	2,857,469	3,015,890	2,822,035
Total Interest-Bearing Deposits	4,210,082	3,924,494	4,407,641	3,975,448
Total Noninterest-Bearing Deposits	556,124	504,741	556,597	507,300
Total Deposits	4,766,206	4,429,235	4,964,238	4,482,748
Total Interest-Bearing Liabilities	5,156,081	4,402,728	5,303,733	4,511,784
Total Stockholders’ Equity	392,870	368,059	392,609	365,997

OTHER FINANCIAL INFORMATION:
Venture Capital Investment Gain (Loss)	$(436)	$(3,722)	$(2,658)	$(10,588)
Net Interest Margin**	3.21%	3.88%	3.23%	3.76%
Return on Average Assets	.11%	.28%	.23%	.19%
Return on Average Stockholders’ Equity	1.81%	4.36%	3.95%	2.99%
Common Shares Outstanding	28,536,418	28,505,855	28,536,418	28,505,855
Average Common Shares Outstanding	28,534,363	28,505,803	28,531,253	28,504,324
Average Diluted Shares Outstanding	28,993,180	28,919,767	28,980,860	28,869,236
Book Value Per Common Share Outstanding	13.74	13.22	13.74	13.22
Period End Stockholders’ Equity to Total Assets	5.46%	6.41	5.46%	6.41%

PERIOD END:
Total Assets			$7,178,990	$5,878,245
Total Earning Assets *			6,482,410	5,302,486
Total Loans, Net of Premium, Discount & Fees			2,995,413	2,939,090
Total Goodwill			6,694	6,694
Total Core Deposits and Other Intangibles			367	531
Total Interest-Bearing Deposits			4,803,912	4,004,794
Total Noninterest-Bearing Deposits			622,098	579,596
Total Deposits			5,426,010	4,584,390
Total Interest-Bearing Liabilities			5,759,863	4,462,979
Minority Interest-Trust Preferred Securities			248,584	284,284
Total Stockholders’ Equity			392,059	376,848

*Excludes venture capital investments
**Tax-equivalent basis

Certain prior year balances have been reclassified to conform with the current year presentation

Page Five — Riggs Second Quarter 2003 Earnings

RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

	June 30,	June 30,
	2003	2002

NONPERFORMING ASSETS AND PAST DUE LOANS:
Nonaccrual Loans	$4,431	$310
Renegotiated Loans	—	255
Other Real Estate Owned and Other Repossessed Assets, Net	85	1,641

Total Nonperforming Assets	$4,516	$2,206

Loans Past Due 90 Days or More	$9,513	$11,591

Potential Problem Loans	$913	$535

Nonaccrual Loans to Total Loans	0.15%	0.01%
Nonperforming Assets to Total Loans and Repossessed Assets Owned, Net	0.15%	0.08%
Nonperforming Assets to Total Assets	0.06%	0.04%

RESERVE FOR LOAN LOSSES:
Reserve for Loan Losses	$26,385	$25,318
Reserve for Loan Losses to Total Loans***	0.88%	0.89%
Reserve for Loan Losses to Nonaccrual and Renegotiated Loans	595.46%	4,481.06%
Net Charge-Offs for the Three Months	$336	$2,046
Net Charge-Offs to Average Loans for the Three Months	0.01%	0.07%
Net Charge-Offs for the Six Months	$1,371	$2,977
Net Charge-Offs to Average Loans for the Six Months	0.05%	0.11%

CAPITAL RATIOS:
RIGGS NATIONAL CORPORATION:
Tier 1 Capital to Risk-Weighted Assets	13.24%	15.31%
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets	18.85%	23.25%
Leverage	7.82%	8.64%

RIGGS BANK N.A.:
Tier 1 Capital to Risk-Weighted Assets	12.10%	14.64%
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets	12.82%	15.46%
Leverage	7.21%	8.36%

***excludes loans held for sale in 2002

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